Exhibit 99.1

Joint News Release

For Immediate Release:

June 22, 2016

First Bancorp to Acquire Carolina Bank Holdings, Inc.

Southern Pines, NC and Greensboro, NC, June 22, 2016 – First Bancorp (Nasdaq: FBNC) the parent company of First Bank, announced today the signing of a definitive merger agreement under which First Bancorp will acquire Carolina Bank Holdings, Inc. (Nasdaq: CLBH) the parent company of Carolina Bank, in a cash and stock transaction with a total current value of approximately $97.3 million, or $19.26 per share.

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close in the fourth quarter of 2016 or first quarter of 2017 and is subject to customary conditions, including regulatory approval and approval by Carolina Bank Holdings shareholders. Subject to the terms of the merger agreement, Carolina Bank Holdings shareholders will receive either 1.002 shares of First Bancorp’s common stock or $20.00 in cash for each share of Carolina Bank Holdings common stock, subject to the total consideration being 75% stock / 25% cash, which equates to a deal value of $19.26 per share based on First Bancorp’s closing stock price on June 21, 2016 of $18.98.

Carolina Bank currently operates eight banking locations in the Greensboro-High Point, Burlington and Winston-Salem, NC MSAs, along with three mortgage loan offices. Carolina Bank Holdings reported assets of $706 million, gross loans of $491 million and deposits of $601 million as of March 31, 2016. The acquisition complements First Bancorp’s recent branch exchange announcement and the hiring of a team of bankers in the Piedmont Triad area.

"Carolina Bank is an outstanding addition to our company as we continue our expansion into higher growth markets", said Richard Moore, Chief Executive Officer of First Bancorp, “We are excited to welcome Carolina Bank’s customers, employees, and communities into the First Bancorp family, and look forward to continuing to develop upon the strong foundation Carolina Bank has built in the Piedmont Triad.”

Upon completion of the acquisition, the combined company will have approximately $4.1 billion in assets, $3.0 billion in loans and $3.4 billion in deposits. This transaction represents a strategic and financially attractive combination for both companies’ shareholders and will solidify First Bancorp’s position as one of the top community banks in North Carolina.

“We are pleased to have this opportunity to join with First Bancorp. The combination provides strong value for our shareholders, including the opportunity to benefit as First Bancorp shareholders going forward,” said Robert Braswell, President & CEO of Carolina Bank Holdings.  “The combination also provides valuable additional products and services for our customers, an expanded branch network, and new opportunities for our employees.”

Keefe, Bruyette & Woods, Inc. served as financial advisor to First Bancorp and Nelson Mullins Riley & Scarborough provided legal counsel. Sandler O’Neill + Partners served as financial advisor to Carolina Bank, and Wyrick Robbins Yates & Ponton LLP served as legal counsel.

INVESTOR PRESENTATION

Further information on the terms of this transaction will be included in Form 8-Ks to be filed by First Bancorp and Carolina Bank Holdings, Inc. with the Securities and Exchange Commission (the “SEC”).

First Bancorp

First Bancorp is the holding company for First Bank and is headquartered in Southern Pines, North Carolina. The company currently operates 88 bank branches, with 75 branches operating in North Carolina, six branches in South Carolina (Cheraw, Dillon, Florence, and Latta), and seven branches in Virginia (Abingdon, Blacksburg, Christiansburg, Fort Chiswell, Radford, Salem and Wytheville), where First Bank does business as First Bank of Virginia. On March 3, 2016, First Bank entered into an agreement with First Community Bank, Bluefield, Virginia, pursuant to which First Bank will exchange its seven branches in Virginia for six of First Community Bank’s branches in North Carolina. Four of the branches to be acquired by First Bank are located in Winston-Salem, one in Mooresville and one in Huntersville. Subject to regulatory approval and the satisfaction of customary closing conditions, the branch exchange transaction is expected to close in the third quarter of 2016.

Carolina Bank Holdings, Inc.

Carolina Bank Holdings, Inc. is the holding company for Carolina Bank and is headquartered in Greensboro, North Carolina. The company currently operates eight full-service banking locations within the Piedmont Triad region of North Carolina, including three branches in Greensboro, one branch in each of Asheboro, High Point, and Burlington, and two branches in Winston-Salem.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between First Bancorp and Carolina Bank which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those anticipated by such statements for a variety of factors including, without limitation: the businesses of First Bancorp and Carolina Bank may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; the shareholders of Carolina Bank may not approve the merger.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving First Bancorp and Carolina Bank.  This material is not a solicitation of any vote or approval of Carolina Bank’s shareholders and is not a substitute for the proxy statement/prospectus or any other documents which First Bancorp and Carolina Bank may send to their respective shareholders in connection with the proposed merger.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, First Bancorp intends to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Carolina Bank and a prospectus of First Bancorp, as well as other relevant documents concerning the proposed transaction.  Investors and security holders are also urged to carefully review and consider each of First Bancorp’s and Carolina Bank’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. Both Carolina Bank and First Bancorp will mail the joint proxy statement/prospectus to the shareholders of Carolina Bank. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF CAROLINA BANK ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about First Bancorp and Carolina Bank at the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by First Bancorp on its website at http://www.localfirstbank.com and by Carolina Bank on its website at http://www.carolinabank.com

First Bancorp, Carolina Bank and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Carolina Bank’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of First Bancorp and their ownership of First Bancorp common stock is set forth in the proxy statement for First Bancorp’s 2016 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 4, 2016. Information about the directors and executive officers of Carolina Bank and their ownership of Carolina Bank’s common stock is set forth in the proxy statement for Carolina Bank Holdings, Inc.’s 2016 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 5, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contacts: First Bancorp –	Richard H. Moore – (919) 834-3003
Michael G. Mayer – (910) 246-2509

Carolina Bank Holdings, Inc. – Robert T. Braswell - (336) 288-1898